Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
PhaseBio Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 30, 2020